Exhibit 21.1

LIST OF SUBSIDIARIES

BOSTON OMAHA CORPORATION

a Delaware corporation

Subsidiary	Jurisdiction
24th Street Asset Management LLC	Nevada
24th Street Fund I, LLC	Nevada
24th Street Fund II, LLC	Nevada
American Contracting Services, Inc.	Ohio
BOAM BFR, LLC	Delaware
BOC Business Services, LLC	Delaware
BOC Yellowstone, LLC	Delaware
BOC Yellowstone II, LLC	Delaware
Boston Omaha Asset Management, LLC	Delaware
Boston Omaha Investments, LLC	Delaware
Boston Omaha Broadband, LLC	Delaware
Fiber Fast Homes, LLC	Delaware
FIF AireBeam, LLC	Delaware
FIF St George, LLC	Delaware
FIF Utah, LLC	Delaware
Fund One Boston Omaha Build for Rent LP	Delaware
General Indemnity Group, LLC	Delaware
Link Billboards Oklahoma, LLC	Delaware
Link Media Alabama, LLC	Alabama
Link Media Florida, LLC	Florida
Link Media Georgia, LLC	Georgia
Link Media Holdings, LLC	Delaware
Link Media Midwest, LLC	Delaware
Link Media Omaha, LLC	Delaware
Link Media Properties, LLC	Delaware
Link Media Services, LLC	Delaware
Link Media Southeast, LLC	Delaware
Link Media Wisconsin, LLC	Wisconsin
South Coast Surety Insurance Services, LLC	Delaware
Surety Support Services, Inc.	Kansas
The Warnock Agency, Inc.	Georgia
United Casualty and Surety Insurance Company	Nebraska
Yellowstone Acquisition Company	Delaware